Exhibit 99.1
Grid Dynamics Reports Second Quarter 2026 Financial Results
Revenues of $108.2 million and Record AI Revenues of 30.7%
San Ramon, Calif. — July 30, 2026 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level AI and digital transformation, today announced results for the quarter ended June 30, 2026.

Second Quarter 2026 Revenues Performance
We are pleased to report second quarter 2026 revenues of $108.2 million, slightly above the high end of our guidance range of $106.0 million to $108.0 million that we provided in April 2026.
Our Technology, Media and Telecom (“TMT”) vertical was our principal growth driver, representing 31.8% of the second quarter revenues. TMT revenues increased 36.4% year-over-year, and 11.7% sequentially, driven by strong demand from our largest technology customers. Retail remained our second-largest vertical, contributing 26.5% of total revenues for the second quarter of 2026 driven by robust demand from key accounts. The Finance vertical contributed 22.9% of the second quarter revenues, supported by ongoing demand from our financial services engagements. Our Consumer Packaged Goods (“CPG”) and Manufacturing vertical represented 10.9% of quarterly revenues and increased 2.1% sequentially. Lastly, the Healthcare and Pharma, and Other verticals contributed 1.9% and 6.0% of the total second quarter revenues, respectively.
“We delivered another solid quarter. Revenue came in above the high end of our guidance range. AI revenue crossed 30% of total company revenue for the first time and grew over 50% year-over-year for a second consecutive quarter. Our AI-based GAIN platforms are winning wider enterprise adoption as clients transition enterprise AI workloads from pilots to production. Our top accounts continue to drive our growth. Several of them delivered double-digit quarter-over-quarter growth. Additionally, Technology and Financial services verticals now define our most strategic customer relationships. These are precisely the sectors where AI adoption is moving the fastest and where our capabilities are the most differentiated. We also strengthened our Physical AI capabilities with the addition of Ekumen, giving us end-to-end depth from robotics software through enterprise-scale deployment.
Margin expansion continues to be a top priority. Productivity gains from AI-Native Delivery are showing up in our results. So is disciplined cost-control execution. Our second quarter performance, and our third quarter outlook, confirm we are on track to deliver our 300 basis point margin commitment,” said Leonard Livschitz, Chief Executive Officer.
Second Quarter 2026 Financial Highlights
•Total revenues were $108.2 million, up 3.9% on a sequential and 7.0% on a year-over-year basis.
•GAAP gross profit was $39.6 million, or 36.6% of revenues, compared to $34.5 million, or 34.1% of revenues, in the second quarter of 2025.
•Non-GAAP gross profit was $40.0 million, or 36.9% of revenues, compared to $35.1 million, or 34.7% of revenues, in the second quarter of 2025.
•GAAP net income was $2.9 million, or $0.03 per share, based on 83.0 million diluted weighted-average common shares outstanding in the second quarter of 2026, compared to $5.3 million, or $0.06 per share, based on 86.4 million diluted weighted-average common shares outstanding, in the second quarter of 2025.
•Non-GAAP net income was $9.0 million, or $0.11 per diluted share, based on 83.0 million diluted weighted-average common shares outstanding in the second quarter of 2026, compared to $8.3 million, or $0.10 per diluted share, based on 86.4 million diluted weighted-average common shares outstanding, in the second quarter of 2025.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, and restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $14.7 million, compared to $12.7 million in the second quarter of 2025.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $14.5 million for the six months ended June 30, 2026, compared to $23.7 million for the six months ended June 30, 2025.
•Cash and cash equivalents totaled $298.4 million as of June 30, 2026, compared to $342.1 million as of December 31, 2025.
•Total headcount was 4,838 as of June 30, 2026, compared with 5,013 as of June 30, 2025.

Financial Outlook
Third Quarter
•The Company expects revenues in the third quarter of 2026 to be in the range of $112.0 to $114.0 million.
•Non-GAAP EBITDA in the third quarter of 2026 is expected to be between $16.5 and $17.5 million.
•For the third quarter of 2026, we expect our basic share count to be in the 81 - 82 million range and diluted share count to be in the 83 - 84 million range.
Full Year
•The Company expects full-year 2026 revenues to be in the range of $435.0 to $465.0 million.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the third quarter of 2026 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, July 30, 2026 to discuss its second quarter financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://www.griddynamics.com/investors.
A replay will also be available after the call at https://www.griddynamics.com/investors with the passcode $Q2@2026.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a premier AI transformation partner for the Fortune 1000. We combine deep AI expertise with proven enterprise-scale delivery to help clients identify where to invest in AI, build systems that work at scale, and capture real business value from AI deployments. A key differentiator for Grid Dynamics is our nearly two decades of technology leadership and pioneering enterprise AI expertise. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India.

To learn more about Grid Dynamics, please visit https://www.griddynamics.com. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in this Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic and geopolitical environment, including the Russian invasion of Ukraine.
Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries, and any decrease in demand for outsourced services in these industries, or in general as a result of artificial intelligence (“AI”) or other technologies, may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, the risk of recession, the impact of tariffs and other factors impacting world trade, and the geopolitical climate, including the Russian invasion of Ukraine and the conflict with Iran, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards, including those relating to AI, may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) issues relating to the use of AI technologies may result in reputational harm or liability, (x) security breaches and other incidents could expose us to liability and cause our business and reputation to suffer; (xi) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xii) risks and costs related to acquiring and integrating other companies; (xiii) risks relating to the global regulatory environment as well as legal proceedings and other claims, (xiv) risks related to the new and rapidly challenging AI business and (xv) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s annual report on Form 10-K filed March 5, 2026 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$108,164	$101,095	$212,264	$201,510
Cost of revenues	68,545	66,592	136,413	130,010
Gross profit	39,619	34,503	75,851	71,500

Operating expenses
Engineering, research, and development	6,423	6,744	12,502	13,230
Sales and marketing	7,122	7,116	14,816	15,373
General and administrative	24,798	20,766	50,938	45,057
Total operating expenses	38,343	34,626	78,256	73,660

Income/(loss) from operations	1,276	(123)	(2,405)	(2,160)
Other income, net	3,187	7,424	6,428	11,930
Income before income taxes	4,463	7,301	4,023	9,770
Provision for income taxes	1,611	2,028	2,644	1,585
Net income	$2,852	$5,273	$1,379	$8,185

Income per share
Basic	$0.03	$0.06	$0.02	$0.10
Diluted	$0.03	$0.06	$0.02	$0.09

Weighted average shares outstanding
Basic	82,283	84,578	83,475	84,352
Diluted	83,024	86,447	84,453	87,166

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except per share data)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$298,429	$342,058
Trade receivables, net of allowance of $4,471 and $3,721 as of June 30, 2026 and December 31, 2025, respectively	95,562	79,485
Prepaid expenses and other current assets	16,312	17,987
Total current assets	410,303	439,530

Property and equipment, net	17,835	17,666
Operating lease right-of-use assets, net	15,946	16,383
Intangible assets, net	48,831	41,608
Goodwill	91,729	84,364
Deferred tax assets	9,793	8,865
Other noncurrent assets	5,931	4,474
Total assets	$600,368	$612,890

Liabilities and equity
Current liabilities
Accounts payable	$5,152	$3,698
Accrued compensation and benefits	30,035	25,555
Operating lease liabilities, current	5,505	6,253
Accrued expenses and other current liabilities	16,169	16,608
Total current liabilities	56,861	52,114

Deferred tax liabilities	10,452	7,920
Operating lease liabilities, noncurrent	11,203	10,783
Contingent consideration payable, noncurrent	1,587	—
Other noncurrent liabilities	340	—
Total liabilities	$80,443	$70,817

Stockholders’ equity
Common stock, $0.0001 par value; 110,000 shares authorized; 85,680 and 84,843 issued, 81,074 and 84,642 outstanding, as of June 30, 2026 and December 31, 2025, respectively	$9	$8
Additional paid-in capital	553,789	545,188
Accumulated deficit	(798)	(2,177)
Treasury stock	(30,754)	(2,000)
Accumulated other comprehensive income/(loss)	(2,321)	1,054
Total stockholders’ equity	$519,925	$542,073
Total liabilities and stockholders’ equity	$600,368	$612,890

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$108,164	$101,095	$212,264	$201,510
Cost of revenues	68,545	66,592	136,413	130,010
GAAP gross profit	39,619	34,503	75,851	71,500
Stock-based compensation	333	564	843	1,134
Non-GAAP gross profit	$39,952	$35,067	$76,694	$72,634

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$2,852	$5,273	$1,379	$8,185
Adjusted for:
Depreciation and amortization	5,269	4,900	10,472	9,619
Provision for income taxes	1,611	2,028	2,644	1,585
Stock-based compensation	4,429	6,717	12,883	17,460
Transaction and transformation-related costs(1)	761	323	1,287	761
Geographic reorganization(2)	351	467	712	811
Restructuring costs(3)	2,638	461	4,293	863
Interest and other income, net (4)	(3,187)	(7,424)	(6,428)	(11,930)
Non-GAAP EBITDA	$14,724	$12,745	$27,242	$27,354
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs include severance benefits and related employer taxes, as well as facility-related exit costs. These charges are presented within general and administrative expenses in the Company’s unaudited condensed consolidated statements of income.
(4)Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income	$2,852	$5,273	$1,379	$8,185
Adjusted for:
Stock-based compensation	4,429	6,717	12,883	17,460
Transaction and transformation-related costs (1)	761	323	1,287	761
Geographic reorganization (2)	351	467	712	811
Restructuring costs(3)	2,638	461	4,293	863
Other income, net(4)	(862)	(4,357)	(1,553)	(5,658)
Tax impact of non-GAAP adjustments(5)	(1,216)	(591)	(2,551)	(4,177)
Non-GAAP net income	$8,953	$8,293	$16,450	$18,245
Number of shares used in the GAAP diluted EPS	83,024	86,447	84,453	87,166
GAAP diluted EPS	$0.03	$0.06	$0.02	$0.09
Number of shares used in the non-GAAP diluted EPS	83,024	86,447	84,453	87,166
Non-GAAP diluted EPS	$0.11	$0.10	$0.19	$0.21
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs include severance benefits and related employer taxes, as well as facility-related exit costs. These charges are presented within general and administrative expenses in the Company’s unaudited condensed consolidated statements of income.
(4)Other income, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
REVENUES BY VERTICALS
Unaudited
(In thousands, except percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Technology, Media and Telecom	$34,357	31.8%	$25,188	24.9%	$65,116	30.7%	$48,790	24.2%
Retail	28,640	26.5%	28,845	28.5%	56,423	26.6%	60,000	29.8%
Finance	24,736	22.9%	25,386	25.1%	49,190	23.2%	50,414	25.0%
CPG/Manufacturing	11,796	10.9%	11,316	11.2%	23,344	11.0%	22,453	11.1%
Healthcare and Pharma	2,109	1.9%	2,556	2.5%	4,263	2.0%	4,961	2.5%
Other	6,526	6.0%	7,804	7.8%	13,928	6.5%	14,892	7.4%
Total	$108,164	100.0%	$101,095	100.0%	$212,264	100.0%	$201,510	100.0%